UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2023 (January 31, 2023)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share	LOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2023, Manhattan Bridge Capital, Inc. (the “Company”) entered into an amendment (the “Amendment”), effective as of January 2, 2023, to its Amended and Restated Credit and Security Agreement, as amended (the “Agreement”), among the Company, Webster Business Credit, a division of Webster Bank, N.A., successor in interest to Webster Business Credit Corporation (“Webster”), the other lenders from time to time party thereto (the “Lenders”), Webster, as agent for the Lenders (in such capacity, the “Agent”), and Assaf Ran, as guarantor.

Pursuant to the terms of the Amendment, the Agreement was amended to, among other things: (i) extend the maturity date of the Company’s $32.5 million credit line by three years to February 28, 2026; (ii) transition the applicable benchmark from LIBOR to SOFR and adjust the applicable margin with respect to Base Rate Loans and SOFR Loans; (iii) update the required calculation with respect to the fixed charge coverage ratio covenant; (iv) increase the limit on individual loans from $2 million to $3 million and increase the concentration of any mortgagor (together with guarantors and other related entities and affiliates) from $5 million to $6 million; and (v) eliminate the requirement to pledge to the Agent additional mortgage loans of at least $2.5 million as collateral for the credit line.

In addition, the terms of the personal guaranty provided by Mr. Assaf Ran were amended such that the potential sums owed under Mr. Ran’s personal guaranty will not exceed the sum of $1,000,000 plus any costs relating to the enforcement of the personal guaranty.

This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 6 to Amended and Restated Credit and Security Agreement, dated January 31, 2023 and effective as of January 2, 2023, among the Company, Webster, the Lenders party thereto, the Agent and Assaf Ran.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Date: February 3, 2023	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer